Exhibit 5.1

EMAIL:  AFINERMAN@OLSHANLAW.COM
DIRECT DIAL:  212.451.2289

November 13, 2018
Ameri Holdings, Inc.
5000 Research Court, Suite 750
Suwanee, Georgia 30024

Ladies and Gentlemen:

We are acting as counsel to Ameri Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed on November __, 2018 (as it may be amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering 4,337,242 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable in connection with the exercise of warrants issued by the Company in a recently completed private placement of Common Stock and warrants for the purchase of Common Stock.

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Delaware, we are of the opinion that the Common Stock, when issued, delivered and, in the case of Common Stock to be issued upon the exercise of warrants, paid for in accordance with the terms of the applicable warrant, are or will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ OLSHAN FROME WOLOSKY LLP

OLSHAN FROME WOLOSKY LLP